SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2008

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On September 7, 2008, Washington Mutual, Inc. (the "Company") replaced Kerry Killinger as Chief Executive Officer of the Company with Alan H. Fishman.  Mr. Killinger left the Company and resigned as a member of the Company’s Board of Directors, effective September 7, 2008.

For purposes of each employment, equity compensation or benefit agreement, plan or arrangement of the Company and its subsidiaries to which Mr. Killinger is a party or otherwise participates, Mr. Killinger’s departure constitutes a termination other than for “cause” (as such term is defined in any such applicable agreement, plan or arrangement).

Appointment of New Chief Executive Officer and Director

The Company issued a press release on September 8, 2008 (the "Press Release") announcing that the Company's Board of Directors has appointed Mr. Fishman, age 62, as Chief Executive Officer and as a member of the Company’s Board of Directors to fill the vacancy created by Mr. Killinger’s departure.  The Board also appointed Mr. Fishman to serve as Chair of its Corporate Development Committee.

                Before joining the Company, Mr. Fishman served since 2007 as Chairman of Meridian Capital Group, a commercial mortgage brokerage firm.  From June 2006 through December 2006, Mr. Fishman served as President and Chief Operating Officer of Sovereign Bank, which he joined through Sovereign Bank’s acquisition of Independence Community Bank in 2006, where he had been President and Chief Executive Officer since 2001.

            Employment Agreement of Alan H. Fishman

                On September 7, 2008, the Company and Mr. Fishman entered into an employment agreement (the “Employment Agreement”) with respect to Mr. Fishman’s appointment as Chief Executive Officer and as a director of the Company commencing on September 7, 2008 (the “Effective Date”).  The Employment Agreement expires on December 31, 2011.  The financial terms of the Employment Agreement include: (1) an annual base salary of $1,000,000, subject to discretionary increases from time to time by the Human Resources Committee of the Board of Directors (the “Committee”); (2) commencing with respect to the 2009 fiscal year, a target annual bonus of 365% of Mr. Fishman’s annual base salary; and (3) the opportunity to receive long-term incentive awards as determined by the Committee.  In 2009, assuming Mr. Fishman remains as Chief Executive Officer for the full year, Mr. Fishman will be entitled to receive a long-term incentive award having an aggregate grant value of not less than $8,000,000.

                For 2008, Mr. Fishman will also receive sign-on cash and equity inducement awards consisting of: (A) options to purchase 5,000,000 shares of Company common stock (the “Inducement Options”); (B) 612,500 restricted shares (the “Inducement Shares”); and (C) a sign-on cash inducement bonus of $7,500,000, which Mr. Fishman will be obligated to repay in full, or in part, if he terminates his employment other than due to a “constructive termination” or if  his employment is terminated by the Company with “cause” (each as defined in the Employment Agreement) within certain periods of time after the Effective Date.

The Inducement Shares will generally vest at an annual rate of 33 1/3% over three years (subject to continued employment); provided that applicable performance targets (to be mutually agreed by Mr. Fishman and the Committee no later than 60 days after the Effective Date) in respect of each annual period are also satisfied.  The Inducement Options will have a term of seven years and a per share exercise price equal to the closing trading price of the Company’s common stock on the date of the grant.   The Inducement Options will vest based on the achievement of a combination of service and Company performance criteria (each, subject to continued employment through the satisfaction of the applicable vesting event).   One-quarter of the Inducement Options, or 1,250,000 shares, will be time vesting and will vest on the first anniversary of the Effective Date.  The performance vesting criteria for the remaining Inducement Options will be as follows:

•	1,250,000 shares, if the Company’s average closing stock price over 20 consecutive trading days equals or exceeds $10.00 per share;

•	1,250,000 shares, if the Company’s average closing stock price over 20 consecutive trading days equals or exceeds $14.00 per share; and

•	1,250,000 shares, if the Company’s average closing stock price over 20 consecutive trading days equals or exceeds $18.00 per share.

                The Employment Agreement provides that if Mr. Fishman is terminated without “cause” or if he resigns as a result of “constructive termination” (each as defined in the Employment Agreement), then subject to execution and delivery of a general release of claims (the “Release”) and compliance by Mr. Fishman with the restrictive covenants contained in the Employment Agreement, Mr. Fishman will be entitled to receive a lump sum payment, payable within 10 business days following the effective date of the Release, equal to 2.5 times the sum of (x) Mr. Fishman’s then applicable base salary and (y) his annual bonus payable in respect of the immediately preceding year (or, in the case of a termination occurring in 2008 or 2009, 365% of his base salary for such year).  In addition, upon such an event,

•	all unvested Inducement Options held by Mr. Fishman that vest based solely on continued service will become immediately vested and exercisable and will remain outstanding for up to 12 months;

•	all unvested Inducement Options held by Mr. Fishman that vest based on the stock price of the Company will remain outstanding as unvested and unexercisable options until the later of (i) the third anniversary of the Effective Date and (ii) 12 months after the termination date (but in no event later than the seventh anniversary of the applicable grant date), and, in either case, shall become vested and exercisable solely if the applicable price targets have been satisfied within such time period; and

•	the vesting of Mr. Fishman's Inducement Shares will automatically be accelerated if the applicable performance targets shall have been satisfied within 12 months of the termination date.

If Mr. Fishman is subject to golden parachute excise taxes in connection with a change in control, Mr. Fishman will also be entitled to certain tax gross-up payments.  In the case of a termination of employment due to “disability” (as defined in the Employment Agreement), or death, the Employment Agreement provides that, other than payments made by insurers under policies of life and disability insurance and any sums which may become available under any employee benefit plan, Mr. Fishman will not be entitled to any further compensation, but upon such an event, all of Mr. Fishman’s vested stock options will remain exercisable for one year following the effective date of his termination arising from such event.

                Mr. Fishman is eligible to participate in all employee benefit plans (including pension, retirement and insurance plans) of the Company available to other senior officers of the Company.  In addition, the Company will pay reasonable legal fees and expenses (not to exceed $50,000) incurred by Mr. Fishman in connection with the negotiation of the Employment Agreement, and will reimburse Mr. Fishman for reasonable expenses related to his establishment of a residence in the Seattle metropolitan area consistent with the Company’s applicable relocation policy and practices.

                Mr. Fishman is also subject to certain standard covenants relating to confidentiality and assignment of intellectual property rights and two year post-employment non-solicitation and non-competition covenants (except in the case of a termination without “cause” or if Mr. Fishman resigns as a result of “constructive termination,” in which case Mr. Fishman may elect to terminate his non-solicitation and non-competition covenants in exchange for waiving his rights to specified severance benefits).

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events.

            The Company also announced in the Press Release that it has entered into a Memorandum of Understanding with the Office of Thrift Supervision (“OTS”) concerning aspects of Washington Mutual Bank’s operations, principally in several areas of its risk management and compliance functions, including its Bank Secrecy Act compliance program.  In addition, the Company has committed to provide the OTS an updated, multi-year business plan and forecast for its earnings, asset quality, capital and business segment performance.  The business plan will not require the Company to raise capital, increase liquidity or make changes to the products and services it provides to customers.

A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated September 8, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008		WASHINGTON MUTUAL, INC.
	By:	/s/ Michael S. Solender Michael S. Solender Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 8, 2008